SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant   |X|

Filed by a Party other than the Registrant  |_|

Check the appropriate box:

|X|  Preliminary Proxy Statement

|_| Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

|_|  Definitive Proxy Statement

|_|  Definitive Additional Materials

|_|  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                                    IGI, INC.
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

|X|  No fee required.

|_|  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     1)   Title of each class of securities to which transaction applies:


          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:


          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:


          ----------------------------------------------------------------------

     5)   Total fee paid:


          ----------------------------------------------------------------------

|_|  Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:


          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:


          ----------------------------------------------------------------------

     3)   Filing Party:


          ----------------------------------------------------------------------

     4)   Date Filed:


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



                                                                Preliminary Copy
                                                         Filed on March 25, 1999


                                    IGI, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD May 13, 1999

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of IGI, Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 13, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts (the "Meeting") for the purpose of considering and voting upon the following matters:

     1. To elect seven directors to serve until the next Annual Meeting of Stockholders.

     2. To approve amendments to the Company's Certificate of Incorporation, as amended, to (i) increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 and (ii) authorize a new class of Preferred Stock consisting of 1,000,000 shares.

     3.   To approve the Company's 1999 Employee Stock Purchase Plan.

     4.   To approve the Company's 1999 Stock Incentive Plan.

     5. To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company for the current fiscal year.

     6. To transact such other business as may properly come before the Meeting or any adjournment thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     The Board of Directors has fixed the close of business on Friday, March 19, 1999 as the record date for the determination of stockholders entitled to notice of and to vote at the Meeting and at any adjournments thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended December 31, 1998, which contains financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                             By order of the Board of Directors,

                                             Robert E. McDaniel,
                                             Secretary

April 5, 1999

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE NEEDS TO BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                                                                Preliminary Copy
                                                            Filed March 25, 1999


                                    IGI, INC.

                          Wheat Road and Lincoln Avenue
                             Buena, New Jersey 08310

                            -------------------------

                                 PROXY STATEMENT

                       For Annual Meeting of Stockholders

                             To Be Held May 13, 1999

                            -------------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of IGI, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 13, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjournments thereof (the "Meeting").

     All proxies will be voted in accordance with the instructions of the stockholder. If no choice is specified, the proxies will be voted in favor of the proposals set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before its exercise by delivery of a written revocation to the Secretary of the Company. Attendance at the Meeting will not itself be deemed to revoke a Proxy unless the stockholder gives affirmative notice at the Meeting that the stockholder intends to revoke the Proxy and vote in person.

     Only the record holders of shares of common stock, $.01 par value per share, of the Company (the "Common Stock") at the close of business on March 19, 1999 may vote at the Meeting. Each share entitles the record holder to one vote on each of the matters to be voted upon at the Meeting. On March 19, 1999 there were 9,526,854 shares of Common Stock outstanding.

     The Notice of Meeting, Proxy Statement, the enclosed Proxy and the Company's Annual Report for the year ended December 31, 1998 are being mailed to stockholders on or about April 5, 1999.

Beneficial Ownership of Common Stock

     The following table sets forth information as of March 15, 1999 with respect to the beneficial ownership of shares of Common Stock by (i) each person known to the Company to own beneficially more than 5% of the outstanding shares of Common

Stock, (ii) the directors of the Company, (iii) the Chief Executive Officer and the executive officers of the Company listed in the "Summary Compensation Table" below (collectively, the "Named Executive Officers"), and (iv) the directors and executive officers of the Company as a group. Unless otherwise noted, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.


                                                Number of        Percent of
Beneficial Owner                                  Shares            Class
----------------                                ----------       -----------

Stephen J. Morris............................   2,319,200 (1)        24.3%
  66 Navesink Avenue
  Rumson, New Jersey

Jane E. Hager................................   1,174,638 (2)        12.2%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082

Edward B. Hager, M.D. .......................   1,015,815 (3)        10.3%
  Pinnacle Mountain Farms
  Lyndeboro, NH 03082

Mellon Bank Corporation......................      732,801(4)         7.4%
  One Mellon Bank Center
  Pittsburgh, Pennsylvania 15258

David G. Pinosky, M.D........................     271,723 (5)         2.8%

Terrence O'Donnell...........................      84,565 (6)           *

Constantine L. Hampers, M.D..................      71,073 (7)           *

Terrence D. Daniels..........................      45,782 (8)           *

Paul D. Paganucci............................      47,298 (8)           *

F. Steven Berg...............................      27,823 (9)           *

Paul Woitach.................................     200,000 (10)        2.1%

John F. Wall.................................      30,000 (11)          *

Robert E. McDaniel...........................      25,000 (12)          *

Kevin J. Bratton.............................      29,750 (13)          *

Stephen G. Hoch..............................           0 (14)          *

All executive officers and directors, as a
group (13 Persons)(16).......................   2,383,652 (15)       22.5%

----------
*    Less than 1% of the Common Stock outstanding.

(1) Includes 816,300 shares which Mr. Morris owns jointly with his wife, Xenia Morris.

(2) Includes 639,815 shares beneficially owned by Dr. and Mrs. Hager, as co-trustees of the Hager Family Trust, who share voting and investment power. Includes 100,000 shares which Mrs. Hager may acquire pursuant to stock options exercisable within 60 days after March 15, 1999.

(3) Includes 375,000 shares which Dr. Hager may acquire pursuant to stock options exercisable within 60 days after March 15, 1999, and 639,815 shares (listed above) beneficially owned by Mrs. Hager as co-trustee of the Hager Family Trust.

(4) On February 19, 1999, Mellon Bank Corporation filed a Schedule 13G/A with the Securities Exchange Commission reporting beneficial ownership of a total of 612,801 shares, which includes 240,000 shares of Common Stock issuable upon exercise of warrants within 60 days after March 15, 1999. Mellon Bank reported that it has sole voting power over 482,101 shares of Common Stock and sole dispositive power over 607,051 shares of Common Stock. The Company entered into a Second Extension Agreement with Mellon Bank, effective January 31, 1999, pursuant to which Mellon Bank was granted warrants for the purchase of an additional 240,000 shares of Common Stock, of which 120,000 shares are exercisable within 60 days after March 15, 1999.

(5) Includes 100,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999. Dr. Pinosky is not standing for re-election to the Board of Directors.

(6) Includes 70,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(7) Includes 60,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(8) Includes 40,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(9) Includes 20,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999. Mr Berg is not standing for re-election to the Board of Directors.

(10) Consists of 200,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(11) Consists of 5,000 shares Mr. Wall holds jointly with his wife, Rosa Wall, and 25,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(12) Consists of 25,000 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(13) Includes 24,250 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999. Mr. Bratton resigned in January 1999.

(14) Mr. Hoch does not hold any shares of Common Stock or stock options of the Company. Mr. Hoch resigned in September 1998.

(15) Includes 1,079,250 shares which may be acquired pursuant to stock options exercisable within 60 days after March 15, 1999.

(16) As of July 31, 1998, John P. Gallo, a former President of the Company, whose employment was terminated as of November 1997, beneficially owned 643,397 shares of Common Stock (including 275,000 which may be acquired pursuant to stock options within 60 days after July 31, 1998). His holdings constituted more than 5% of the Company's outstanding shares of Common Stock. The Company has been unable to ascertain his current holdings by researching the appropriate filings with the Securities and Exchange Commission to determine if he is still a 5% security holder. However, his attorney represents that Mr. Gallo's holdings did not change during fiscal year 1998.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and holders of more than 10% of the Company's Common Stock ("Reporting Persons") to file with the Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Based solely on its review of copies of reports filed by Reporting Persons furnished to the Company, the Company believes that during 1998 its officers, directors and holders of more than 10% of the Company's Common Stock complied with all
Section 16(a) filing requirements, except that Initial Statements of Beneficial Ownership of Securities on Form 3 for F. Steven Berg, a director of the Company, and Robert E. McDaniel, Senior Vice President and General Counsel of the Company, were inadvertently not filed by the Company on a timely basis.

Votes Required

     The holders of a majority of the shares of Common Stock outstanding shall constitute a quorum for the transaction of business at the Meeting. Shares of Common Stock present in person or represented by proxy (including shares which abstain or do not vote with respect to one or more of the matters presented for stockholder approval) will be counted for purposes of determining whether a quorum exists at the Meeting.

     The affirmative vote of the holders of a plurality of the shares of Common Stock voted at the Meeting is required for the election of directors (Proposal
1). The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for approval of the amendments to the Company's Certificate of Incorporation (Proposal 2). The affirmative vote of the holders of a majority of the shares of Common Stock voted at the Meeting is required to approve the 1999 Employee Stock Purchase Plan and the 1999 Stock Incentive Plan (Proposals 3 and 4) and to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of the Company (Proposal 5).

     Shares which abstain from voting as to a particular matter, and shares held in "street name" by brokers or nominees who indicate on their proxies that they do not have discretionary authority to vote such shares as to a particular matter, will not be counted as votes cast in favor of such matter, and also will not be counted as shares voting on such matter. Accordingly, abstentions and "broker non-votes" will have no effect on the voting on a matter that requires the affirmative vote of the holders of a certain percentage of the shares of Common Stock voting on a matter.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

Nominees for Election as Directors

     The persons named as proxies in the accompanying Proxy intend (unless authority to vote therefor is specifically withheld) to vote for the election of the persons named below as directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve if elected. If any of the nominees becomes unavailable to serve as a director, the persons named as proxies in the accompanying Proxy may vote the Proxy for substitute nominees. The Board of Directors has no reason to believe that any of the nominees will be unable to serve if elected. Neither David G. Pinosky nor F. Steven Berg is standing for re-election to the Board of Directors and, accordingly, the Board of Directors has voted to reduce the number of directors of the Company from eight to seven, effective as of the date of the Meeting.

     The following table sets forth certain information with respect to the nominees:

                                                                 Principal Occupation,
                                                                     Other Business
                                                                   Experience During
                                             Director             Past Five Years and
     Name                     Age             Since               Other Directorships
     ----                     ---             -----              ---------------------
Edward B. Hager, M.D.          67              1977          Chairman of the Board of
                                                             Directors and Chief Executive
                                                             Officer of the Company since
                                                             1977; Chairman of the Board of
                                                             Directors and Chief Executive
                                                             Officer of Novavax, Inc. from
                                                             1987 to June 1996; Chairman of
                                                             the Board of Directors of
                                                             Novavax, Inc. from February
                                                             1997 to March 1998; Dr. Hager is
                                                             the husband of Jane E. Hager.

Jane E. Hager                  53              1977          President of Prescott Investment
                                                             Corp. (real estate development),
                                                             Lyndeboro, NH since 1991;
                                                             former Treasurer of IGI, Inc.;
                                                             Director of Fleet Bank-NH,
                                                             Nashua, NH from 1986 to 1998;
                                                             Trustee and Treasurer of the
                                                             University System of New
                                                             Hampshire; Overseer of
                                                             Dartmouth Mary Hitchcock
                                                             Hospital; Incorporator of New
                                                             Hampshire Charitable Fund,
                                                             Concord, NH; Trustee of the
                                                             Derryfield School in Manchester,
                                                             New Hampshire; Director of
                                                             Novavax, Inc. from February
                                                             1997 to March 1998; Mrs. Hager
                                                             is the wife of Edward B. Hager.

                                                                 Principal Occupation,
                                                                     Other Business
                                                                   Experience During
                                             Director             Past Five Years and
     Name                     Age             Since               Other Directorships
     ----                     ---             -----              ---------------------
Terrence O'Donnell             55              1993          Member of law firm of Williams
                                                             & Connolly, Washington, D.C.
                                                             since March 1992 and from
                                                             March 1977 to October 1989;
                                                             General Counsel of Department
                                                             of Defense from October 1989 to
                                                             March 1992; Special Assistant to
                                                             President Ford from August 1974
                                                             to January 1977; Deputy Special
                                                             Assistant to President Nixon
                                                             from May 1972 to August 1974;
                                                             director of MLC Holdings.

Constantine L.                 66              1994          Chief Executive Officer of MDL
Hampers, M.D.                                                Consulting Associates since 1996;
                                                             Chairman of the Board of Directors
                                                             and Chief Executive Officer of
                                                             National Medical Care, Inc., a
                                                             provider of in-center and home
                                                             kidney dialysis services and
                                                             products, from 1968 to 1996;
                                                             Executive Vice President and
                                                             Director of W.R. Grace & Co. from
                                                             1986 to 1996; Director of
                                                             Artificial Kidney Services at
                                                             Peter Bent Brigham Hospital and
                                                             Assistant Professor of Medicine at
                                                             Harvard University School of
                                                             Medicine prior to 1968 and for
                                                             several years thereafter.

Paul D. Paganucci              68              1996          Chairman of the Board of Directors
                                                             of Ledyard National Bank since
                                                             1991; Chairman of the Executive
                                                             Committee of Board of Directors of
                                                             W.R. Grace & Co. from 1989 to
                                                             1991; Vice Chairman of W.R. Grace
                                                             & Co. from 1986 to 1989; Executive
                                                             Vice President of W.R. Grace from
                                                             January 1986 to November 1986;
                                                             Director of HRE Properties, Inc.,
                                                             Filene's Basement, Inc. and
                                                             Allmerica Securities Trust.

                                                                 Principal Occupation,
                                                                     Other Business
                                                                   Experience During
                                             Director             Past Five Years and
     Name                     Age             Since               Other Directorships
     ----                     ---             -----              ---------------------
Terrence D. Daniels            56              1996          President of Quad-C (a structured
                                                             investment firm) since 1990; Vice
                                                             Chairman of W.R. Grace & Co. from
                                                             1986 to 1989; Director of
                                                             Stimsonite Corporation, Collins &
                                                             Aikman Floorcoverings and numerous
                                                             private companies.

Stephen J. Morris              66                            Co-founder and General Manager of
                                                             John Morris & Sons, Inc., a hotel
                                                             and restaurant enterprise;
                                                             Co-founder and Advisor of
                                                             International Scientific
                                                             Communications, a scientific
                                                             publishing company; Director of
                                                             Pure Energy Corporation, a
                                                             developer of alternative motor
                                                             fuels.


     For information relating to shares of the Company owned by each of the directors. See "Beneficial Ownership of Common Stock."

Board and Committee Meetings

     The Board of Directors met fifteen times during 1998. Except for Messrs. Daniels, Pinosky and Paganucci, each of the current directors attended at least 75% of the meetings of the Board of Directors and the committees on which he or she served. The Board of Directors has an Executive Committee, an Audit Committee, an Independent Committee of Outside Directors, a Compensation and Stock Option Committee and a Governance Committee.

     The Executive Committee, whose members are Drs. Hager and Hampers and Mrs. Hager, has the authority to exercise the powers of the Board of Directors between Board meetings. The Audit Committee, whose members are Dr. Pinosky, Messrs. O'Donnell (Chairman) and Paganucci and Mrs. Hager, reviews the audit of the Company's accounts, monitors the effectiveness of the audit and evaluates the scope of the audit. The Independent Committee of Outside Directors, whose members are Drs. Hampers (Chairman) and Pinosky and Messrs. O'Donnell, Daniels, Berg and Paganucci, reviews and approves transactions between management and the Company. The Compensation and Stock Option Committee, whose members are Drs. Hampers (Chairman) and Pinosky, and Messrs. Daniels, O'Donnell, Paganucci and Berg, reviews and recommends salaries and other compensatory benefits for the principal officers of the Company and grants stock options to key employees of the Company and its subsidiaries. In February 1999, the

Company formed a Governance Committee, whose members are Dr. Hampers (Chairman), Jane E. Hager and Terrence O'Donnell, to ensure that principles of appropriate corporate governance are developed and maintained. The Governance Committee also serves as the nominating body for the Board of Directors.

     During 1998, the Executive Committee did not meet, the Independent Committee of Outside Directors met once, the Compensation and Stock Option Committee met twice and the Audit Committee met four times.

Director Compensation and Stock Options

     The Board of Directors adopted the 1998 Directors Stock Plan (the "1998 Plan") in October 1998 and each outside director agreed to receive shares of the Company's Common Stock as director compensation in lieu of the former practice of payment of director fees in cash, thereby encouraging ownership in the Company by the directors. Each non-employee director receives $2,000 in value of Common Stock for each meeting of the Board he or she attends in person, $1,000 in value of Common Stock for each telephonic meeting of the Board attended, $500 in value of Common Stock for each Committee meeting attended which is held on the same day as a Board meeting, $1,000 in value of Common Stock for each Committee meeting attended which is not held on the same day as the Board meeting, and up to $5,000 in value of Common Stock annually for the Chairman of certain of the Board Committees. The fees are payable quarterly and the number of shares of Common Stock issued to each director is determined by dividing the fees payable for the quarter by the closing price of the Company's Common Stock on the American Stock Exchange on the last business day of the applicable quarter.

     Pursuant to the 1998 Plan, Mrs. Hager and Messrs. Pinosky, Daniels, O'Donnell, Hampers, Berg and Paganucci each received the following number of shares, respectively, of Common Stock of the Company as compensation for 1998:
9,823; 6,823; 5,782; 14,565; 8,073; 7,823; and 7,298. These shares represented a total value at the time of issuance of $119,500. Directors fees of $18,000 were paid in cash to directors in 1998 prior to the adoption of the 1998 Plan.

     Pursuant to the Company's 1991 Stock Option Plan (the "1991 Plan"), each director who is not an employee of the Company (an "Eligible Director") is granted a stock option for the purchase of 20,000 shares of Common Stock sixty days after his or her initial election as a director. In addition, the 1991 Plan provides that each Eligible Director will be granted a stock option to purchase 10,000 shares of Common Stock on the last business day of each of the calendar years through 1999. Each Eligible Director elected on or after March 13, 1991 received an option for the initial grant of 20,000 shares, and each Eligible Director then serving as a director received additional options for 10,000 shares in each of the years 1992 through 1998. Options granted to Eligible Directors are exercisable in full beginning on the date which is six months after the date of grant and terminate ten years after the date of grant. Such options cease to be exercisable at the earlier of their expiration or three years after an Eligible Director ceases to be a director for any reason. In the event that an Eligible Director ceases to be a director on account of his death, his outstanding options (whether exercisable or not on the date of death) may be exercised within three years after such date (subject to the condition that no such option may be exercised after the expiration of ten years from its date of grant).

Certain Relationships and Related Transactions

     During 1998, Company personnel and advisors traveled at various times on Company business on an airplane owned by a company which is wholly-owned by Jane
E. Hager, a director of the Company and spouse of Edward B. Hager, M.D. Total charges to the Company for its use of the airplane in 1998 were $82,500. The Board of Directors authorized use of the aircraft for business travel only, and provided that (i) the air travel rate billed to the Company for use of the airplane be at least as favorable as the rate charged by private aircraft owners unaffiliated with the Company, and (ii) use of the airplane be limited to 100 hours at $1,350 per hour. Notwithstanding these criteria, the Company was billed for such use of the aircraft at rates not exceeding those for first class commercial airfare.

     In connection with the April 29, 1998 Extension Agreement, the Company issued to Mellon Bank warrants to purchase an aggregate of 240,000 shares of the Company's Common Stock at an exercise price of $3.50 per share. On August 19, 1998, the Company and Mellon Bank entered into a Forbearance Agreement whereby the bank agreed to forbear from exercising its rights and remedies arising from covenant defaults through January 31, 1999. The Company then entered into a Second Extension Agreement with Mellon Bank, effective January 31, 1999, whereby the Company issued to Mellon Bank new warrants to purchase an additional 240,000 shares of the Company's Common Stock at an exercise price of $2.00 per share. As of March 15, 1999, Mellon Bank is the beneficial owner of 732,801 shares of the Company's Common Stock or 7.4% of the outstanding shares.


                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company, the four most highly compensated executive officers of the Company who received compensation in excess of $100,000 during 1998 and who were serving as executive officers at the end of 1998, and one individual who would have been one of the Company's four most highly compensated executive officers, but for the fact that he was no longer employed by the Company at the end of 1998.

                           Summary Compensation Table


                                                                                         Long-Term
                                                                                        Compensation
                                              Annual Compensation                          Awards
                                                                                        ------------

                                                                                         Securities
                                                                        Other Annual     Underlying         All Other
   Name and Principal                       Salary           Bonus      Compensation      Options         Compensation
        Position                Year          ($)             ($)           ($)(1)         (#)(2)             ($)(3)
----------------------------------------------------------------------------------------------------------------------
Edward B. Hager(4)              1998       $   --          $   --        $   --            225,000         $ 11,775
  Chief Executive               1997        303,480            --            --               --             11,944
  Officer                       1996        345,455            --            --             50,000           12,864

Paul Woitach (5)                1998        151,442            --           4,200          100,000            2,848
  President and Chief
  Operating Officer

John F. Wall(5)                 1998         99,167            --           4,200           50,000            2,387
  Senior Vice President
  and Chief Financial
  Officer

Robert E. McDaniel (5)          1998        106,920            --           3,000           60,000            2,963
  Senior Vice President,
  General Counsel and
  Secretary

Kevin J. Bratton(6)             1998        130,846            --           3,000           53,000            9,373
  Vice President and            1997        122,723            --           6,000             --              8,847
  Treasurer                     1996        116,416           3,000         6,000            5,000           10,588

Stephen G. Hoch(7)              1998        182,572            --           6,000             --              6,642
  Vice President                1997        218,149            --           7,200             --              8,166
                                1996        200,293          10,000         7,200            5,000            9,128

----------
(1)  The amounts shown in this column represent automobile allowances.

(2)  The Company has never granted any stock appreciation rights.

(3) The amounts shown in this column represent premiums for group life insurance and medical insurance paid by the Company and the Company's contributions under its 401(k) plan.

(4) Dr. Hager elected to defer payment of his salary in 1998. That salary, which amounted to $380,000 was accrued to expense in 1998. See "Employment Agreements." Dr. Hager's options for 225,000 shares were granted to him in November 1998 in substitution for lower-priced options for the same number of shares pursuant to an option repricing that took place in November 1998. See "10-Year Option Repricings."

(5)  Messrs. Woitach, Wall and McDaniel joined the Company in 1998.

(6) Mr. Bratton's options for 53,000 shares include 28,000 shares which were granted in substitution for existing lower-priced options pursuant to the November 1998 option repricing. See "10-Year Option Repricings." Mr. Bratton resigned in January 1999.

(7)  Mr. Hoch resigned in September 1998.

Stock Options

     The following tables set forth certain information concerning option grants during the fiscal year ended December 31, 1998 to the Named Executive Officers and the number and the value of the options held by such persons on December 31, 1998. The first table does not include options granted to Dr. Hager and Mr. Bratton in November 1998 in substitution of lower-priced options. See "10-Year Option Repricings." No options were exercised by Named Executive Officers during 1998.

                                                 OPTION GRANTS IN LAST FISCAL YEAR

                                                        Individual Grants
                                                        -----------------
                                                                                                  Potential Realizable Value
                           Number of            Percent of                                         At Assumed Annual Rates
                           Securities         Total Options                                      of Stock Price Appreciation
                           Underlying           Granted to        Exercise or                        for Option Term (1)
                            Options            Employees in     Base Price Per     Expiration       -------------------
Name                      Granted (#)          Fiscal Year       Share ($/sh)         Date              5%        10%
----                      -----------          -----------       ------------         ----          ---------  --------
Edward B. Hager                --                  --                --                --                --         --

Paul Woitach               100,000(2)            24.91%             2.00             5/11/08        $126,000   $318,000

John F. Wall                50,000(2)            12.45%             3.13              6/2/08          98,438    248,438

Robert E. McDaniel          50,000(2)            12.45%             3.13              6/2/08          98,438    248,438
                            10,000(3)             2.50%             3.00             9/24/08          18,900     47,700

Kevin J. Bratton            25,000(3)             6.23%             3.50             3/17/08          55,125    139,125

Stephen G. Hoch                --                  --                --                --               --         --

----------
(1) Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock and the date on which the options are exercised. No gain to the optionees is possible without an appreciation in stock price, which will benefit all stockholders commensurately.

(2) 50% of the shares covered by the options are exercisable on the six-month anniversary of the option grant and the remaining 50% of the shares are exercisable one year after the date of grant.

(3) 25% of the shares covered by the options are exercisable on the first anniversary of the option grant date and an additional 25% of the shares are exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

                                         Aggregated Option Exercises in Last Fiscal Year and
                                                    Fiscal Year-End Option Values

                                                                    Number of Securities            Value of Unexercised
                                    Shares                        Underlying Unexercised            In-the-Money Options
                                 Acquired On        Value        Options at Fiscal Year-End           at Fiscal Year-End
                                   Exercise        Realized                 (#)                              (#)
          Name                       (#)            ($)(1)        Exercisable/Unexercisable     Exercisable/Unexercisable(2)
-------------------------------------------------------------------------------------------------------------------------------
Edward B. Hager                      --               --              375,000/0                         $0/$0
Paul Woitach                         --               --               50,000/50,000                     0/0
John F. Wall                         --               --               25,000/25,000                     0/0
Robert E. McDaniel                   --               --               25,000/35,000                     0/0
Kevin J. Bratton                     --               --               24,250/28,750                     0/0
Stephen G. Hoch                      --               --                    0/0                          0/0

(1) Represents the difference between the exercise price and the last sales price of the Common Stock on the date of exercise.

(2) Value based on market value of the Company's Common Stock at the end of fiscal 1998 ($1.94 per share) minus the exercise price.

Repricing of Options

     The following table sets forth certain information concerning the Company's repricing in 1998 of options held by two executive officers of the Company. No other repricing of stock options has occurred during the past ten years.



                            10-YEAR OPTION REPRICINGS

                                                                                                                Length of
                                                                                                                Original
                                              Number of                           Exercise                       Option
                                                Shares                            Price at                        Term
                                              Underlying      Market Price of      Time of          New         Remaining
                              Date of          Options         Stock at Time      Repricing      Exercise      at Date of
           Name              Repricing       Repriced (#)    of Repricing ($)        ($)         Price ($)      Repricing
--------------------------------------------------------------------------------------------------------------------------
Edward B. Hager               11/23/98           50,000          $2.125            $4.70           $2.66          1 month
 Chief Executive              11/23/98           50,000           2.125             5.10            2.66         13 months
 Officer                      11/23/98           25,000           2.125             5.02            2.66         25 months
                              11/23/98           25,000           2.125             4.78            2.66         28 months
                              11/23/98           25,000           2.125             9.88            2.66         37 months
                              11/23/98           25,000           2.125             7.29            2.66         46 months
                              11/23/98           25,000           2.125             7.12            2.66         49 months

Kevin J. Bratton              11/23/98            5,000          $2.125            $5.10           $2.44         13 months
 Vice President and           11/23/98            4,000           2.125             5.02            2.44         25 months
 Treasurer                    11/23/98            1,000           2.125             9.88            2.44         37 months
                              11/23/98            5,000           2.125             7.29            2.44         46 months
                              11/23/98            3,000           2.125             8.58            2.44         73 months
                              11/23/98            5,000           2.125             6.63            2.44         85 months
                              11/23/98            5,000           2.125             5.75            2.44         97 months

Report on Option Repricing

     On November 9, 1998, the Compensation and Stock Option Committee of the Board of Directors approved a repricing of options for current employees and consultants of the Company holding outstanding stock options with an exercise price of more than $4.00 per share, which included the two named executive officers listed in the table above.

     Because of the substantial decline in the market value of the Company's Common Stock, many of the options which were outstanding in November 1998 were exercisable at prices that exceeded the market value of the Common Stock. In view of this decline and in keeping with the Company's philosophy of using equity incentives to motivate and retain qualified employees and consultants, the Compensation and Stock Option Committee believed that it was in the best interests of the Company and its stockholders to restore the incentive intended when these options were originally granted.

     Pursuant to the terms of the repricing, 34 option holders, holding options to purchase an aggregate of 331,465 shares of the Company's Common Stock, which had an exercise price of greater than $4.00 per share ("Existing Options"), were issued new options as of November 23, 1998, at a reduced exercise price of $2.44 per share. Dr. Hager's options to purchase a total of 225,000 shares were only reduced to $2.66 per share (the "New Options"). Except for the different exercise price, which is at a premium to the then fair market value of the Common Stock, the terms of the option agreements, including the vesting schedule relating to the New Options, are substantially the same as the terms of the option agreements for the Existing Options that they replaced.


                               Compensation and Stock Option Committee

                               Constantine L. Hampers, M.D., Chairman
                               Terrence D. Daniels
                               Terrence O'Donnell
                               Paul D. Paganucci
                               F. Steven Berg
                               David G. Pinosky, M.D.

Employment Agreements

     Pursuant to his Employment Agreement, Dr. Hager is entitled to an annual increase of 10% of his prior year's salary each year through December 31, 1999, the expiration date of the Employment Agreement. Dr. Hager waived the 10% increase for 1998 and chose to defer the payment of his entire annual salary as of January 1, 1998, to preserve funds for the Company's cash needs. Therefore, the Company accrued, but did not pay, Dr. Hager's 1998 salary of $380,000. Dr. Hager's accrued and unpaid salary as of February 28, 1999 was $456,667 and that amount, plus future deferred salary payments, will be paid to Dr. Hager only at such time as the Board of Directors of the

Company, in consultation with the Compensation and Stock Option Committee, determines that the Company's cash position is adequate to pay the deferred amount and to resume the current payment of his salary. Dr. Hager's Employment Agreement also provides for continuation of his salary through December 31, 1999 in the event he is terminated without cause prior to that date.

     Dr. Hager is bound by certain non-compete and non-solicitation obligations for five years after termination of employment or such longer period during which he receives severance payments under the Employment Agreement.

     The Company has entered into employment agreements with each of Messrs. Paul Woitach, President and Chief Operating Officer of the Company, and John F. Wall, Senior Vice President and Chief Financial Officer of the Company. Mr. Woitach's agreement provides for his employment for a one year period, which is automatically renewed annually unless terminated by the Company by written notice at least 90 days prior to the renewal date. In the event his employment is terminated without cause, he is entitled to continuation of his annual salary for up to 18 months.

              Report of the Compensation and Stock Option Committee

Overview and Philosophy

     The Compensation and Stock Option Committee of the Board of Directors (the "Committee") is comprised of six non-employee directors and is responsible for the development and administration of the Company's executive compensation policies and programs, subject to the review and approval by the full Board. The Committee reviews and recommends to the Board for its approval the salaries and incentive compensation for the executive officers of the Company and grants stock options to executives and other key employees of the Company and its subsidiaries.

     The objectives of the Company's executive compensation program are to:

     o Support the achievement of strategic goals and objectives of the Company.

     o Attract and retain key executives critical to the long-term success of the Company.

     o Align the executive officers' interests with the success of the Company.

Compensation Program

     The Company's executive compensation program consists of three principal elements - base salary, annual cash incentive compensation and long-term incentive compensation in the form of stock options.

     The base salary of Dr. Hager was established pursuant to the terms of his employment agreement with the Company. See "Employment Agreements." Base salary levels for the Company's executive officers are generally based on a review of compensation for competitive positions in the market, the executives' job skills and experience and judgments as to past and future contributions of the executives to the Company's success. Due to the mix of the types of businesses in which the Company is engaged, animal health products and skin care products, it is difficult to find similar companies with which meaningful comparisons can be made. The Committee seeks to set the annual base salaries of its executives at levels competitive with those paid to executives in these businesses. It seeks, however, to provide its executives with opportunities for substantially higher compensation through annual incentive awards and stock options.

     The Company made no cash incentive or bonus payments in 1998. The annual cash incentive compensation program was designed to tie annual awards to Company and individual executive performance. Accordingly, the Committee considers a number of factors in determining whether annual incentive awards should be paid, including (i) achievement by the Company and/or specific business units of approved budgets, new product introductions, progress in development of new products and operating income and cash flow goals and (ii) achievement by the executives of their assigned objectives. In considering individual performance, as contrasted to Company performance, the Committee relies more on subjective evaluations of executive performance than on quantitative data or objective criteria. Further, the Company is in the process of implementing a variable compensation plan for its top executives. The purpose of the plan is to directly link management compensation to Company performance. Present plans include expanding the application of the variable compensation plan to more upper level managers.

     Long-term incentives for executive officers and key managers are provided through stock options. The objectives of this program are to align executive and stockholder long-term interests by creating a strong and direct link between executive compensation and stockholder return, and to enable executives to develop and maintain a significant, long-term stock ownership position in the Company's Common Stock.

     Stock options are granted at an option price equal to the fair market value of the Company's Common Stock on the date of grant and will only have value if the Company's stock price increases. In selecting executives eligible to receive option grants and determining the amount of such grants, the Committee evaluates a variety of factors including (i) the job level of the executive, (ii) option grants awarded by competitors to executives at a comparable job level, and (iii) past, current and prospective service to the Company rendered, or to be rendered, by the executive. It has been the Company's practice to fix the exercise price of option grants at 100% of the fair market value per share on the date of grant.

Chief Executive Officer's 1998 Compensation

     Dr. Edward B. Hager, Chairman of the Board and Chief Executive Officer of the Company, is eligible to participate in the same executive compensation plans available to the other Company executives. In addition to his duties as Chief Executive Officer and Chairman of the Board, Dr. Hager serves as Chief Scientific Officer of the Company. The Committee has set Dr. Hager's total annual compensation, including annual incentive awards and potential additional compensation derived from the Company's stock option program, at a level it believes is competitive with other comparable companies.

     Dr. Hager's annual compensation is governed by the terms of his employment agreement with the Company. Pursuant to his employment agreement, Dr. Hager is entitled to an annual increase of 10% of his prior year's salary each year through December 31, 1999, the expiration date of the employment agreement. However, Dr. Hager waived the 10% increase for 1998 and chose to defer the payment of his annual salary to preserve funds for the Company's cash needs. Dr. Hager's accrued unpaid salary as of February 28, 1999 was $456,667, and that amount plus future deferred salary payments will be paid to Dr. Hager only at such time as the Board of Directors of the Company, in consultation with the Committee, determines that the Company's cash position is adequate to pay the deferred amount and to resume the current payment of his salary. Dr. Hager's Employment Agreement also provides for continuation of his salary through December 31, 1999 in the event he is terminated without cause prior to that date.

     The Committee did not award Dr. Hager any additional options in 1998. However, Dr. Hager did receive an option grant on January 5, 1999 to purchase 100,000 shares of Common Stock and, as set forth above, options held by Dr. Hager for the purchase of 225,000 shares of Common Stock were repriced on November 23, 1998 at a lower exercise price, but an exercise price higher than that offered to other employees. See "10-Year Option Repricings."

Tax Considerations

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of one million dollars paid to its chief executive officer and its other four highest compensated officers. Qualified performance-based compensation will not be subject to the deduction limit if certain requirements are met. While the Committee does not currently intend to qualify its annual cash incentive compensation as qualified performance-based compensation, it will continue to monitor the impact of
Section 162(m) on the Company. Based on the compensation received by Dr. Hager and the other Named Executive Officers, it does not appear that the Section 162(m) limitation will have a significant impact on the Company in the near term.

                                         Compensation and Stock Option Committee

                                         Constantine L. Hampers, M.D., Chairman
                                         Terrence D. Daniels
                                         Terrence O'Donnell
                                         Paul D. Paganucci
                                         F. Steven Berg
                                         David G. Pinosky, M.D.


Compensation Committee Interlocks and Insider Participation

     No member of the Compensation and Stock Option Committee was, during fiscal year 1998, an officer or employee of the Company or any of its subsidiaries; or was formerly an officer of the Company or any of its subsidiaries. During fiscal year 1998, no executive officer of the Company served as a director or member of the compensation committee (or other board committee performing equivalent functions, or in the absence of such committee, the entire board of directors) of another entity, one of whose executive officers served as a member of the Compensation and Stock Option Committee, or as a director, of the Company.

Comparative Stock Performance

     The graph below compares the cumulative total stockholder return on the Common Stock of the Company for the last five fiscal years with the cumulative total return on the AMEX Composite Index and a peer group over the same period (assuming the investment of $100 in the Company's Common Stock, the AMEX Composite Index and the peer group on December 31, 1993, and reinvestment of all dividends). The peer group consists of the Company, The Liposome Company, Inc., Sequus Pharmaceuticals (formerly Liposome Technology, Inc.), Nexstar Pharmaceuticals (formerly Vestar, Inc.) and Advanced Polymer Systems, Inc. The Company's Common Stock was suspended from trading on the American Stock Exchange from March 31, 1998 to September 7, 1998 due to delays in filing periodic reports under the Securities Exchange Act of 1934, as amended, and resumed trading on September 8, 1998.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE CHART IN THE PRINTED MATERIAL.]

Data Points


                               Cumulative Total Return

                      12/93    12/94    12/95    12/96   12/97    12/98
                      -----    -----    -----    -----   -----    -----
IGI, Inc.              100      137      140      115      68       33
Peer Group             100      102      214      216     104      186
AMEX Market Value      100       91      115      122     148      151


                 PROPOSAL 2 - APPROVAL OF INCREASE IN NUMBER OF
                      SHARES OF AUTHORIZED COMMON STOCK AND
                   CREATION OF A NEW CLASS OF PREFERRED STOCK

     On March 16, 1999, the Board of Directors adopted, subject to stockholder approval, amendments to the Company's Certificate of Incorporation to (1) increase the Company's authorized number of shares of Common Stock from 30,000,000 shares to 50,000,000 shares and (2) create a new class of Preferred Stock consisting of 1,000,000 shares. If approved by the stockholders, the amendments would become effective upon the filing of a Certificate of Amendment of the Company's Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of the State of Delaware.

     The Certificate of Amendment would amend Article Fourth of the Certificate of Incorporation to read as set forth in Appendix A annexed hereto.

Increase in Common Stock

     Under the Company's Certificate of Incorporation, as currently in effect, the only class of capital stock which the Company is authorized to issue is Common Stock. If the Certificate of Amendment is approved, the additional shares of Common Stock would be part of the existing class of Common Stock and, if and when issued, would not affect the rights of the holders of currently outstanding Common Stock, except for effects incidental to increasing the number of shares of Common Stock outstanding, such as dilution of earnings per share and voting rights of current stockholders. At December 31, 1998, 9,512,917 shares of Common Stock were outstanding.

     At March 1, 1999, the Company had cash and cash equivalent balances of approximately $535,000, and no available borrowing capacity under its bank credit line and no borrowings available under its bank revolving facility. The Company is currently generating losses which may extend through much of 1999. Therefore, the Company needs additional capital not only to fund its business operations but also to meet its obligations to its bank lenders to reduce its bank debt by $4.0 million on

August 31, 1999 and by an additional $2.0 million by November 30, 1999. In addition, the current loan agreement expires March 31, 2000. Over the past 14 months, the Company's lending banks have modified the terms of their loan agreement at least three times, most recently extending the loan agreement to March 2000. In the event of future defaults the banks may or may not make additional changes in the loan agreement. Therefore, unless the Company obtains additional funding through the sale of selected assets, the issuance of debt or equity securities or a combination of both, the Company could be in default under its loan agreement on August 31, 1999. No assurance can be given that the Company will be successful in obtaining the required funds, and the failure to obtain the required funds or to successfully modify its business operations could result in the insolvency of the Company and the commencement of bankruptcy proceedings by its creditors. Accordingly, the Board of Directors of the Company has authorized the management of the Company to seek additional equity to meet the Company's needs through the sale of Common Stock of the Company, either through a private sale to institutional or individual investors or through a rights offering to its stockholders.

     While the Company has contacted a number of potential providers of additional capital, no agreements or commitments have been obtained to date. Therefore, the Board of Directors is considering offering all of its current stockholders the right to purchase shares of Common Stock in a rights offering, pursuant to which all stockholders would be entitled to purchase additional shares of Common Stock on a pro rata basis ("Proposed Financing"). The price per share of Common Stock to be sold in the Proposed Financing is expected to be determined based upon valuation advice from an independent investment bank. It is expected that the price will be fixed at a substantial discount to the prevailing market price to attract stockholder participation in the Proposed Financing. Although the Company has discussed the Proposed Financing with three of its largest stockholders, no commitment, agreement or understanding has been made by any of them with respect to their participation in the Proposed Financing.

     The proceeds from the Proposed Financing will be used to reduce the Company's bank indebtedness, including the payment of $4,000,000 to its bank lenders on August 31, 1999. The increase in the authorized Common Stock is needed, in the opinion of the Board of Directors, to give the Company the flexibility to consummate an equity sale while at the same time providing additional shares of Common Stock for possible future financings, the Company's stock plans for its employees, the establishment of future strategic relationships or the acquisition of other products or businesses. There is no assurance at this time that the Proposed Financing will be consummated. The terms of any equity financing have not been determined and will be subject to all applicable securities laws. The issuance of additional shares of Common Stock in the Proposed Financing would be dilutive to the current stockholders since the shares will be issued at a discount to the prevailing market price of the Company's Common Stock.

Series Preferred Stock

     From time to time, in its efforts to replace its current bank debt, the Company has been advised that a Preferred Stock issuance would be an appropriate financing vehicle.

While the Company has no present plans to issue any shares of Preferred Stock, approval by the Company's stockholders would allow the Company to seek to sell shares of Preferred Stock to raise needed equity capital. Therefore, approval by the Company's stockholders of the Certificate of Amendment would also permit the Board of Directors (1) to issue from time to time shares of Preferred Stock, $.01 par value per share (the "Preferred Stock"), in one or more series, (2) determine the number of shares constituting each such series and (3) designate the rights, powers and preferences of each series, including, but not limited to, dividend rights, liquidation preferences, redemption provisions, conversion rights and voting rights, if any, in addition to those provided by law. Any issued shares of a series of Preferred Stock may rank prior to shares of Common Stock as to dividends or distributions upon liquidation, or both, and may rank prior to, on a parity with, or junior to shares of any other series of Preferred Stock with respect to the payment of dividends or distributions upon liquidation, or both, in each case as determined by the Board of Directors at the time such series is established (and subject to the rights of the holders of any previously issued shares of a series of Preferred Stock).

     The holders of shares of Common Stock do not have preemptive rights to subscribe for any of the Company's securities and will not have any such rights to subscribe for shares of any series of Preferred Stock.

     If the Certificate of Amendment is approved, the shares of Preferred Stock would be available for issuance from time to time by the Board of Directors, without further action on the part of the Company's stockholders, for such corporate purposes as the Board of Directors may deem advisable, including without limitation, issuance of Preferred Stock in connection with any future financings or acquisitions or for other corporate purposes.

     The issuance of either the Common Stock or the Preferred Stock in certain circumstances may have the effect of deferring or preventing a change in control of the Company, may discourage a proposed acquisition of the Company at a premium over the market price of the Common Stock and, in the case of the Preferred Stock, may adversely affect the market price of, and other rights of the holders of, Common Stock. The Company is not aware of any attempt to effect a change in control or takeover of the Company. If the Certificate of Amendment is approved, the Board of Directors will have shares of Preferred Stock available to effect a sale of shares (either in public or private transactions, mergers, consolidations or similar transactions) in which case the number of the Company's outstanding shares would be increased and would thereby dilute the interest of a party attempting to obtain control of the Company.

Board Recommendation

     The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Company is required for the approval of the Certificate of

Amendment. The Board of Directors believes that the proposed amendments are in the best interests of the Company and its stockholders and recommends a vote FOR the Certificate of Amendment.


                      PROPOSAL 3 - PROPOSED APPROVAL OF THE
                        1999 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors believes that the continued growth and profitability of the Company depends, in large part, upon the ability of the Company to maintain a competitive position in attracting and retaining quality personnel. The Company believes that an employee stock purchase plan will be an integral component of the benefit package for all eligible employees. Accordingly, on December 7, 1998, the Board of Directors adopted, subject to stockholder approval, the 1999 Employee Stock Purchase Plan (the "1999 Stock Purchase Plan").

Summary of the 1999 Stock Purchase Plan

     The following summary of the 1999 Stock Purchase Plan is qualified in its entirety by reference to the 1999 Employee Stock Purchase Plan.

     An aggregate of 300,000 shares of Common Stock (subject to adjustment in the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, or such other event in which it is deemed equitable to make an adjustment) may be issued pursuant to the 1999 Stock Purchase Plan. The 1999 Stock Purchase Plan is implemented through offerings, each approximately twelve months in length after an initial six month offering period, and provides eligible employees with the opportunity to purchase shares of the Company's Common Stock at a discounted price. The first offering will commence on July 1, 1999 and will terminate on December 31, 1999. Thereafter, each offering period will begin on the first day of each year and end on the last day of such year. It is anticipated that subsequent offerings will be twelve months in duration, although the Board may, at its discretion, choose a different offering period of less than twelve months for subsequent offering periods.

     Each employee of the Company and its eligible subsidiaries, including an officer or director who is also an employee, is eligible to participate in the 1999 Stock Purchase Plan, provided he or she (i) is employed by the Company or any eligible subsidiary on the applicable offering commencement date, (ii) is customarily employed by the Company or any eligible subsidiary for more than 20 hours per week and for more than five months in a calendar year, and (iii) has been employed by the Company or any eligible subsidiary for at least 90 days prior to enrolling in the 1999 Stock Purchase Plan. An employee may elect to have up to a maximum of 10% withheld from his or her base pay for purposes of purchasing shares under the 1999 Stock Purchase Plan, subject to certain limitations on the maximum number of shares that may be purchased. The price at which shares may be purchased during each offering will be the lower of (i) 85% of the closing price of the Common Stock on the date that the offering commences or (ii) 85% of the closing price of the Common Stock on the date that the offering terminates.

     The 1999 Stock Purchase Plan is administered by the Board of Directors of the Company and the Compensation and Stock Option Committee of the Board of Directors. The Board and the Compensation and Stock Option Committee have the authority to make rules and regulations for the administration of the 1999 Stock Purchase Plan. Pursuant to the terms of the 1999 Stock Purchase Plan, the Board has appointed the Compensation and Stock Option Committee to administer certain aspects of the 1999 Stock Purchase Plan. The Board may at any time terminate or amend the 1999 Stock Purchase Plan, except that (a) if the approval of any such amendment by the stockholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the 1999 Stock Purchase Plan to fail to comply with Section 423 of the Code. The 1999 Stock Purchase Plan contains provisions relating to the disposition of the employee's rights to purchase shares in the event of certain mergers, acquisitions and other extraordinary corporate transactions involving the Company.

     As of March 1, 1999, approximately 208 employees would have been eligible to participate in the 1999 Stock Purchase Plan.

     The purchase of shares under the 1999 Stock Purchase Plan is discretionary, and the Company cannot now determine the number of shares to be purchased in the future by any particular person or group.

Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to purchases made under the 1999 Stock Purchase Plan and with respect to the sale of Common Stock acquired under the 1999 Stock Purchase Plan.

     Tax Consequences to Participants. In general, a participant will not recognize taxable income upon enrolling in the 1999 Stock Purchase Plan or upon purchasing shares of Common Stock at the end of any offering. If a participant sells Common Stock acquired under the 1999 Stock Purchase Plan at a sale price that exceeds the price at which the participant purchased the Common Stock, then the participant will recognize taxable income in an amount equal to the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. A portion of that taxable income will be ordinary income, and a portion may be capital gain.

     If the participant sells the Common Stock more than one year after acquiring it and more than two years after the date on which the offering commenced (the "Grant Date"), then the participant will be taxed as follows. If the sale price of the Common Stock is higher than the price at which the participant purchased the Common Stock, then the participant will recognize ordinary compensation income in an amount equal to the lesser of: (i) fifteen percent of the fair market value of the Common Stock on the Grant Date; and (ii) the excess of the sale price of the Common Stock over the price at which the participant purchased the Common Stock. Any further income will be long-term capital gain. If the sale price of the Common Stock is less than the price at which the participant purchased the Common Stock, then the participant will recognize long-term capital loss in an amount equal to the excess of the price at which the participant purchased the Common Stock over the sale price of the Common Stock.

     If the participant sells the Common Stock within one year after acquiring it or within two years after the Grant Date (a "Disqualifying Disposition"), then the participant will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the price at which the participant purchased the Common Stock. The participant will also recognize capital gain in an amount equal to the excess of the sale price of the Common Stock over the fair market value of the Common Stock on the date that it was purchased, or capital loss in an amount equal to the excess of the fair market value of the Common Stock on the date that it was purchased over the sale price of the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the Common Stock for more than one year prior to the date of the sale and will be a short-term capital gain or loss if the participant has held the Common Stock for a shorter period.

     Tax Consequences to the Company. The offering of Common Stock under the 1999 Stock Purchase Plan will have no tax consequences to the Company. Moreover, in general, neither the purchase nor the sale of Common Stock acquired under the 1999 Stock Purchase Plan will have any tax consequences to the Company except that the Company will be entitled to a business-expense deduction with respect to any ordinary compensation income recognized by a participant upon making a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

         The Board of Directors believes that the 1999 Stock Purchase Plan is in the best interests of the Company and its stockholders and recommends that the stockholders vote FOR the adoption of the 1999 Stock Purchase Plan.

                      PROPOSAL 4 - PROPOSED APPROVAL OF THE
                            1999 STOCK INCENTIVE PLAN

     On March 16, 1999, the Board of Directors of the Company adopted, subject to stockholder approval, the 1999 Stock Incentive Plan (the "1999 Incentive Plan"). The 1999 Incentive Plan replaces all presently authorized stock option plans, and no additional options may be granted under those plans if the stockholders approve the 1999 Incentive Plan. Up to 1,200,000 shares of Common Stock of the Company (subject to adjustment in the event of stock splits and other similar events) may be issued pursuant to awards granted under the 1999 Incentive Plan. The purpose of the 1999 Incentive Plan is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders.

Summary of the 1999 Incentive Plan

     The following summary of the 1999 Incentive Plan is qualified in its entirety by reference to the 1999 Incentive Plan.

Description of Awards

     The 1999 Incentive Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Code, nonstatutory stock options and restricted stock awards (collectively "Awards").

     Incentive Stock Options and Nonstatutory Stock Options. The 1999 Incentive Plan authorizes the Board to determine the number of shares of Common Stock to be covered by each option, the exercise price of each option and the conditions and limitations applicable to the exercise of each option grant, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     Currently, under the Code, incentive stock options and options intended to qualify as performance-based compensation under Section 162(m) of the Code may not be granted at an exercise price less than the fair market value of the Common Stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to optionees holding more than 10% of the voting power of the Company).

     No option will be granted for a term in excess of ten years. The 1999 Incentive Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a "cashless exercise" through a broker, by surrender to the Company of shares of Common Stock, by delivery to the Company of a promissory note or by any other lawful means.

     Restricted Stock Awards. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award.

Stock Available for Awards

     Subject to adjustment, Awards may be made under the 1999 Incentive Plan for up to 1,200,000 shares of Common Stock. If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the 1999 Incentive Plan, subject, however, in the case of incentive stock options, to any limitation required under the Code. Shares issued under the 1999 Incentive Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

Eligibility to Receive Awards

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted Awards under the 1999 Incentive Plan. Subject to adjustment, the maximum number of shares of Common Stock with respect to which Awards may be granted to any participant under the 1999 Incentive Plan shall be 300,000 per calendar year. This per-participant limit described shall be construed and applied consistently with Section 162(m) of the Code.

     As of March 1, 1999, approximately 230 persons were eligible to receive Awards under the 1999 Incentive Plan, including the Company's four executive officers and seven non-employee directors. The granting of Awards under the 1999 Incentive Plan is discretionary and the Company cannot now determine the number or type of Awards to be granted in the future to any person or group.

Administration

     The 1999 Incentive Plan is administered by the Compensation and Stock Option Committee who then recommends awards to the Board of Directors for approval. The Board has authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the 1999 Incentive Plan as it shall deem advisable. Pursuant to the terms of the 1999 Incentive Plan, the Board of Directors may delegate authority under the 1999 Incentive Plan to one or more committees of the Board, and subject to certain limitations, to one or more executive officers of the Company. Subject to any applicable limitations contained in the 1999 Incentive Plan, the Board of Directors, or any committee or executive officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of Common Stock covered by options and the dates upon which such options become exercisable,
(ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of Common Stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

     The Board of Directors may make appropriate adjustments in connection with the 1999 Incentive Plan and any outstanding Awards to reflect stock dividends, stock splits and other certain events that affect the Company's capitalization. In the event of a merger, liquidation or other Acquisition Event (as defined in the 1999 Incentive Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, to accelerate the Awards to make them fully exercisable prior to consummation of the Acquisition Event, or to provide for a cash-out of the value of any outstanding options. Upon the occurrence of an Acquisition Event in the case of restricted stock, the rights of the Company shall inure to the benefit of the Company's successor. If any Award expires or is terminated, surrendered, canceled or forfeited, the unused shares of Common Stock covered by such Award will again be available for grant under the 1999 Incentive Plan.

Amendment or Termination

     No Award may be made under the 1999 Incentive Plan after March 16, 2009, but Awards previously granted may extend beyond that date. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option. The Board may also amend, suspend or terminate the 1999 Incentive Plan or any portion thereof at any time, provided that, to the extent required by Section 162(m) of the Code, no Award granted to a participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the 1999 Incentive Plan was required to grant such Award to a particular participant), unless and until such amendment shall have been approved by the Company's stockholders as required by
Section 162(m) (including the vote required under Section 162(m)).

Federal Income Tax Consequences

     The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the 1999 Incentive Plan and with respect to the sale of Common Stock acquired under the 1999 Incentive Plan.

Incentive Stock Options

     In general, a participant will not recognize taxable income upon the grant or exercise of an incentive stock option. Instead, a participant will recognize taxable income with respect to an incentive stock option only upon the sale of Common Stock acquired through the exercise of the option ("ISO Stock"). The exercise of an incentive stock option, however, may subject the participant to the alternative minimum tax.

     Generally, the tax consequences of selling ISO Stock will vary with the length of time that the participant has owned the ISO Stock at the time it is sold. If the participant sells ISO Stock after having owned it for at least two years from the date the option was granted (the "Grant Date") and one year from the date the option was exercised (the "Exercise Date"), then the participant will recognize long-term capital gain in an amount equal to the excess of the sale price of the ISO Stock over the exercise price.

     If the participant sells ISO Stock for more than the exercise price prior to having owned it for at least two years from the Grant Date and one year from the Exercise Date (a "Disqualifying Disposition"), then all or a portion of the gain recognized by the participant will be ordinary compensation income and the remaining gain, if any, will be a capital gain. This capital gain will be long-term capital gain if the participant has held the ISO Stock for more than one year prior to the date of sale.

     If a participant sells ISO Stock for less than the exercise price, then the participant will recognize capital loss in an amount equal to the excess of the exercise price over the sale price of the ISO Stock. This capital loss will be long-term capital loss if the participant has held the ISO Stock for more than one year prior to the date of sale.

Nonstatutory Stock Options

     As in the case of an incentive stock option, a participant will not recognize taxable income upon the grant of a nonstatutory stock option. Unlike the case of an incentive stock option, however, a participant who exercises a nonstatutory stock option generally will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the Common Stock acquired through the exercise of the option ("NSO Stock") on the exercise date over the exercise price.

     With respect to any NSO Stock, a participant will have a tax basis equal to the exercise price plus any income recognized upon the exercise of the option. Upon selling NSO Stock, a participant generally will recognize capital gain or loss in an amount equal to the difference between the sale price of the NSO Stock and the participant's tax basis in the NSO Stock. This capital gain or loss will be a long-term capital gain or loss if the participant has held the NSO Stock for more than one year prior to the date of the sale.

Restricted Stock Awards

     A participant will not recognize taxable income upon the grant of a restricted stock Award, unless the participant makes an election under Section 83(b) of the Code (a "Section 83(b) Election"). If the participant makes a
Section 83(b) Election within 30 days of the date of the grant, then the participant will recognize ordinary compensation income, for the year in which the Award is granted, in an amount equal to the difference between the fair market value of the Common Stock at the time the Award is granted and the purchase price paid for the Common Stock. If a Section 83(b) Election is not made, the participant will recognize ordinary compensation income, at the time that the forfeiture provisions or restrictions on transfer lapse, in an amount equal to the difference between the fair market value of the Common Stock at the time of such lapse and the original purchase price paid for the Common Stock. The participant will have a basis in the Common Stock acquired equal to the sum of the price paid and the amount of ordinary compensation income recognized.

     Upon the disposition of the Common Stock acquired pursuant to a restricted stock Award, the participant will recognize a capital gain or loss in an amount equal to the difference between the sale price of the Common Stock and the participant's basis in the Common Stock. This capital gain or loss will be a long-term capital gain or loss if the shares are held for more than one year. For this purpose, the holding period shall begin just after the date on which the forfeiture provisions or restrictions lapse if a Section 83(b) Election is not made or just after the Award is granted if a Section 83(b) Election is made.

Tax Consequences to the Company

     The grant of an Award under the 1999 Incentive Plan will have no tax consequences to the Company. Moreover, in general, neither the exercise of an incentive stock option nor the sale of any Common Stock acquired under the 1999 Incentive Plan will have any tax consequences to the Company. The Company generally will be entitled to a business-expense deduction, however, with respect to any ordinary compensation income recognized by a participant under the 1999 Incentive Plan, including in connection with a restricted stock Award or as a result of the exercise of a nonstatutory stock option or a Disqualifying Disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Board Recommendation

     The Board of Directors believes that the approval of the 1999 Incentive Plan is in the best interests of the Company and its stockholders and therefore recommends that the stockholders vote FOR the adoption of the 1999 Incentive Plan.

            PROPOSAL 5 - RATIFICATION OF THE APPOINTMENT OF AUDITORS

     The Board of Directors has selected PricewaterhouseCoopers LLP as auditors of the Company for the fiscal year ending December 31, 1999, subject to ratification by stockholders at the Meeting. If this proposal is not approved at the Meeting, the Board of Directors will reconsider this selection. A representative of PricewaterhouseCoopers LLP is expected to be present at the Meeting to respond to appropriate questions, and to make a statement if he or she so desires.

     On July 23, 1997, Coopers & Lybrand L.L.P., who had acted as certifying accountants for the Company for the years ended December 31, 1996 and 1995, informed the Company that it was resigning as the Company's auditors effective as of that date. None of the prior certifying accountants' reports on the Company's financial statements for the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. The decision to terminate the client-auditor relationship between the Company and Coopers & Lybrand L.L.P. was initiated by Coopers & Lybrand L.L.P. and accordingly neither the Company's Board of Directors nor its Audit Committee participated in a decision to change the Company's independent accountants. At the end of the fiscal years ended December 31, 1996 and 1995 the Company was unaware of any disagreement with Coopers & Lybrand L.L.P. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which would have caused Coopers & Lybrand L.L.P. to make reference to the subject matter in connection with any report it has issued.

     On September 8, 1997, the Company engaged Price Waterhouse LLP to act as the Company's independent certified public accountant. The Company did not consult with Price Waterhouse LLP during the fiscal years 1995 and 1996, or any subsequent interim period prior to engaging them regarding matters that were or should have been subject to Statement on Auditing Standard No. 50 or any subject matter of a disagreement or reportable event with its former accountant.

     On July 1, 1998 Price Waterhouse LLP and Coopers & Lybrand L.L.P. merged to become PricewaterhouseCoopers LLP. The Company has decided to retain the new entity, PricewaterhouseCoopers LLP, as its auditors.

                  STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Any proposal that a stockholder intends to present at the 2000 Annual Meeting of Stockholders must be submitted to the Secretary of the Company at its offices, Wheat Road and Lincoln Avenue, Buena, New Jersey 08310, no later than Tuesday, December 7, 1999, in order to be considered for inclusion in the Proxy Statement relating to that meeting.

     If a stockholder of the Company wishes to present a proposal before the 2000 Annual Meeting and the Company has not received notice of such matter prior to Monday, February 21, 2000, the Company shall have discretionary authority to vote on such matter, if the Company includes a specific statement in the proxy statement or form of proxy to the effect that it has not received such notice in a timely fashion.

                                  OTHER MATTERS

     The Board of Directors knows of no other business which will be presented for consideration at the Meeting other than that described above. However, if any other business should come before the Meeting, it is the intention of the persons named in the enclosed Proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

     The Company will bear the costs of soliciting proxies. In addition to solicitations by mail, the Company's directors, officers and regular employees may, without additional remuneration, solicit proxies by telephone, telegraph, facsimile and personal interviews. The Company will also request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy material to those persons for whom they hold shares and request instructions for voting the Proxies. The Company will reimburse such brokerage houses and other persons for their reasonable expenses in connection with this distribution.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                             By Order of the Board of Directors,

                                             Robert E. McDaniel,
                                             Secretary

April 5, 1999

                                                                Preliminary Copy
                                                         Filed on March 25, 1999


                                    IGI, INC.
                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 13, 1999


THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

     The undersigned, having received notice of the meeting and management's proxy statement therefor, and revoking all prior proxies, hereby appoint(s) Edward B. Hager and Robert E. McDaniel, and each of them singly, attorneys or attorney of the undersigned (with full power of substitution in them and each of them) for and in the name(s) of the undersigned to attend the Annual Meeting of Stockholders of IGI, Inc. (the "Company") to be held on Thursday, May 13, 1999 at 10:00 a.m. at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, and at any adjourned sessions thereof, and there to vote and act upon the following matters in respect of all shares of stock of the Company which the undersigned will be entitled to vote or act upon, with all the powers the undersigned would possess if personally present.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN WITH RESPECT TO ANY PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

                   PLEASE VOTE, DATE, AND SIGN ON REVERSE SIDE
                    AND RETURN PROMPTLY IN ENCLOSED ENVELOPE.

Please sign this proxy exactly as your name appears on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?                              DO YOU HAVE ANY COMMENTS?

[ ]  PLEASE MARK VOTES AS IN THIS EXAMPLE

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEES LISTED IN PROPOSAL 1 AND "FOR" PROPOSALS 2, 3, 4 AND 5.

(1)  Election of Directors

     [  ]  For

     [  ]  Withhold

     [  ]  For all Except

Edward B. Hager, M.D., Jane E. Hager, Constantine L. Hampers, M.D., Paul D. Paganucci, Terrence O'Donnell, Terrence D. Daniels and Stephen J. Morris.

If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares voted will be voted for the remaining nominee(s).

(2) To approve amendments to the Company's Certificate of Incorporation, as amended, to (i) increase the number of authorized shares of Common Stock from 30,000,000 to 50,000,000 and (ii) authorize a new class of Preferred Stock consisting of 1,000,000 shares.

             For [  ]         Against [  ]               Abstain [  ]


(3)  To approve the adoption of the Company's 1999 Employee Stock Purchase Plan.

             For [  ]         Against [  ]               Abstain [  ]


(4)  To approve the adoption of the Company's 1999 Stock Incentive Plan.

             For [  ]         Against [  ]               Abstain [  ]


(5) To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditors for the current fiscal year.

             For [  ]         Against [  ]               Abstain [  ]


(6) IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

Please be sure to sign and date this Proxy            Date:_____________________


__________________________________________            __________________________
Stockholder sign here                                     Co-owner sign here

                                                                      Appendix A


                                    IGI, INC.

                            AMENDMENT TO CERTIFICATE
                                OF INCORPORATION


     "FOURTH: The total number of shares of stock which the Corporation is authorized to issue is 51,000,000 shares, of which 50,000,000 shall be shares of Common Stock, $.01 par value per share, and 1,000,000 shall be shares of Series Preferred Stock, $.01 par value per share."

     The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation.

A.   COMMON STOCK.

     1. General. The voting, dividend and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights of the holders of the Preferred Stock of any series as may be designated by the Board of Directors upon any issuance of the Preferred Stock of any series.

     2. Voting. The holders of the Common Stock are entitled to one vote for each share held at all meetings of stockholders (and written actions in lieu of meetings). There shall be no cumulative voting.

     The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of Delaware.

     3. Dividends. Dividends may be declared and paid on the Common Stock from funds lawfully available therefor as and when determined by the Board of Directors and subject to any preferential dividend rights of any then outstanding Preferred Stock.

     4. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential rights of any then outstanding Preferred Stock.


                                      -A-1-

B.   PREFERRED STOCK.

     Preferred Stock may be issued from time to time in one of more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Any shares of Preferred Stock which may be redeemed, purchased or acquired by the Corporation may be reissued except as otherwise provided by law. Different series of Preferred Stock shall not be construed to constitute different classes of shares for the purposes of voting by classes unless expressly provided.

     Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the General Corporation Law of Delaware. Without limiting the generality of the foregoing, the resolutions providing for issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to the Preferred Stock of any other series to the extent permitted by law. Except as otherwise specifically provided in this Certificate of Incorporation, no vote of the holders of the Preferred Stock or Common Stock shall be a prerequisite to the issuance of any shares of any series of the Preferred Stock authorized by and complying with the conditions of this Certificate of Incorporation, the right to have such vote being expressly waived by all present and future holders of the capital stock of the Corporation.





                                      -A-2-

                                                                      Appendix B


                                    IGI, Inc.

                        1999 EMPLOYEE STOCK PURCHASE PLAN


     The purpose of this 1999 Employee Stock Purchase Plan (the "Plan") is to provide eligible employees of IGI, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, $.01 par value (the "Common Stock"), commencing on July 1, 1999. Three hundred thousand (300,000) shares of Common Stock in the aggregate have been authorized for issuance under this Plan.

     1. Administration. The Plan will be administered by the Company's Board of Directors (the "Board") or by a Committee appointed by the Board (the "Committee"). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.

     2. Eligibility. Participation in the Plan will neither be permitted nor denied contrary to the requirements of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder. All employees of the Company, including Directors who are employees, and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a "Designated Subsidiary"), are eligible to participate in any one or more of the offerings of Options (as defined in Section 9) to purchase Common Stock under the Plan provided that:

          (a) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours per week and for more than five months in any calendar year; and

          (b) they have been employed by the Company or a Designated Subsidiary for at least 90 days prior to enrolling in the Plan; and

          (c) they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Period (as defined below).


                                      -B-1-

     No employee may be granted an option hereunder if such employee, immediately after the option is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee.

     3. Offerings. The Company will make one or more offerings ("Offerings") to employees to purchase stock under this Plan. The first Offering will begin on July 1, 1999 and will terminate on December 31, 1999. Thereafter, each Offering will begin on the first day of each year and end on the last day of such year. Each commencement date of an Offering is hereinafter referred to as an "Offering Commencement Date" and the duration of each Plan period as a "Plan Period." During each Plan Period, payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Period. The Board or the Committee may, at its discretion, choose a different Plan Period of twelve (12) months or less for subsequent Offerings.

     4. Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and forwarding a payroll deduction authorization form to the employee's appropriate payroll office at least 10 days prior to the applicable Offering Commencement Date. The form will authorize a regular payroll deduction from the Compensation (as defined below) received by the employee during the Plan Period. Unless an employee files a new form or withdraws from the Plan, his deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term "Compensation" means the amount of money reportable on the employee's Federal Income Tax Withholding Statement, excluding allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown on the employee's Federal Income Tax Withholding Statement.

     5. Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any dollar amount up to a maximum of 10% of the Compensation he or she receives during the Plan Period or such shorter period during which deductions from payroll are made. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.

     No employee may be granted an Option (as defined in Section 9) which permits his rights to purchase Common Stock under this Plan and any other stock purchase plan of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the Offering Commencement Date of the Plan Period) for each calendar year in which the Option is outstanding at any time.


                                      -B-2-

     6. Deduction Changes. An employee may decrease or discontinue his payroll deduction once during any Plan Period, by filing a new payroll deduction authorization form. However, an employee may not increase his payroll deduction during a Plan Period. If an employee elects to discontinue his payroll deductions during a Plan Period, but does not elect to withdraw his funds pursuant to Section 8 hereof, funds deducted prior to his election to discontinue will be applied to the purchase of Common Stock on the Exercise Date (as defined below).

     7. Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such per annum rate as it may from time to time determine.

     8. Withdrawal of Funds. An employee may at any time prior to the close of business on the last business day in a Plan Period and for any reason permanently draw out the balance accumulated in the employee's account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Period. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

     9. Purchase of Shares. On the Offering Commencement Date of each Plan Period, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last business day of such Plan Period (the "Exercise Date"), at the Option Price hereinafter provided for, such number of whole shares of Common Stock of the Company reserved for the purposes of the Plan as does not exceed the number of shares determined by dividing (a) the product of $2,083 and the number of whole months in such Plan Period by (b) the closing price (as defined below) on the Offering Commencement Date of such Plan Period or such other number as may be determined by the Board prior to the Offering Commencement Date.

     The purchase price for each share purchased will be 85% of the closing price of the Common Stock on (i) the first business day of such Plan Period or
(ii) the Exercise Date, whichever closing price shall be less. Such closing price shall be (a) the closing price on any national securities exchange on which the Common Stock is listed, (b) the closing price of the Common Stock on the Nasdaq National Market or (c) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal. If no sales of Common Stock were made on such a day, the price of the Common Stock for purposes of clauses (a) and (b) above shall be the reported price for the next preceding day on which sales were made.

     Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option at the Option Price on such date and shall be deemed to have purchased from the Company the number of full shares of Common Stock reserved for the purpose of the Plan that his accumulated payroll deductions on


                                      -B-3-
such date will pay for pursuant to the formula set forth above (but not in excess of the maximum number determined in the manner set forth above).

     Any balance remaining in an employee's payroll deduction account at the end of a Plan Period will be automatically refunded to the employee, except that any balance which is less than the purchase price of one share of Common Stock will be carried forward into the employee's payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee's account shall be refunded.

     10. Issuance of Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company's sole discretion) in the street name of a brokerage firm, bank or other nominee holder designated by the employee.

     11. Rights on Retirement, Death or Termination of Employment. In the event of a participating employee's termination of employment prior to the last business day of a Plan Period, no payroll deduction shall be taken from any pay due and owing to an employee and the balance in the employee's account shall be paid to the employee or, in the event of the employee's death, (a) to a beneficiary previously designated in a revocable notice signed by the employee (with any spousal consent required under state law) or (b) in the absence of such a designated beneficiary, to the executor or administrator of the employee's estate or (c) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, prior to the last business day of the Plan Period, the Designated Subsidiary by which an employee is employed shall cease to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

     12. Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a stockholder of the shares of Common Stock covered by an Option under this Plan until such shares have been purchased by and issued to him.

     13. Rights Not Transferable. Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

     14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.


                                      -B-4-

     15. Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for this Plan, and the share limitation set forth in Section 9, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Board or the Committee. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Board or the Committee to give proper effect to such event.

     16. Merger. If the Company shall at any time merge or consolidate with another corporation and the holders of the capital stock of the Company immediately prior to such merger or consolidation continue to hold at least 80% by voting power of the capital stock of the surviving corporation ("Continuity of Control"), the holder of each Option then outstanding will thereafter be entitled to receive at the next Exercise Date upon the exercise of such Option for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger, and the Committee shall take such steps in connection with such merger as the Committee shall deem necessary to assure that the provisions of Section 15 shall thereafter be applicable, as nearly as reasonably may be, in relation to the said securities or property as to which such holder of such Option might thereafter be entitled to receive thereunder.

     In the event of a merger or consolidation of the Company with or into another corporation which does not involve Continuity of Control, or of a sale of all or substantially all of the assets of the Company while unexercised Options remain outstanding under the Plan, (a) subject to the provisions of clauses (b) and (c), after the effective date of such transaction, each holder of an outstanding Option shall be entitled, upon exercise of such Option, to receive in lieu of shares of Common Stock, shares of such stock or other securities as the holders of shares of Common Stock received pursuant to the terms of such transaction; or (b) all outstanding Options may be cancelled by the Board or the Committee as of a date prior to the effective date of any such transaction and all payroll deductions shall be paid out to the participating employees; or (c) all outstanding Options may be cancelled by the Board or the Committee as of the effective date of any such transaction, provided that notice of such cancellation shall be given to each holder of an Option, and each holder of an Option shall have the right to exercise such Option in full based on payroll deductions then credited to his account as of a date determined by the Board or the Committee, which date shall not be less than ten (10) days preceding the effective date of such transaction.

     17. Amendment of the Plan. The Board may at any time, and from time to time, amend this Plan in any respect, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made which would cause the Plan to fail to comply with Section 423 of the Code.


                                      -B-5-

     18. Insufficient Shares. In the event that the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro rata basis.

     19. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

     20. Governmental Regulations. The Company's obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange or quotation on the Nasdaq National Market and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

     21. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

     22. Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

     23. Notification upon Sale of Shares. Each employee agrees, by entering the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

     24. Effective Date and Approval of Shareholders. The Plan shall take effect on January 1, 1999, subject to approval by the shareholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.



                                     Adopted by the Board of Directors
                                     on December 7, 1998


                                      -B-6-

                                                                      APPENDIX C


                                    IGI, INC.

                            1999 STOCK INCENTIVE PLAN


1.   Purpose

     The purpose of this 1999 Stock Incentive Plan (the "Plan") of IGI, Inc., a Delaware corporation (the "Company"), is to advance the interests of the Company's stockholders by enhancing the Company's ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company's stockholders. Except where the context otherwise requires, the term "Company" shall include any of the Company's present or future subsidiary corporations as defined in Section 424(f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code") and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a significant interest, as determined by the Board of Directors of the Company (the "Board").

2.   Eligibility

     All of the Company's employees, officers, directors, consultants and advisors (and any individuals who have accepted an offer for employment) are eligible to be granted options or restricted stock awards (each, an "Award") under the Plan. Each person who has been granted an Award under the Plan shall be deemed a "Participant."

3.   Administration, Delegation

     (a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.


                                      -C-1-

     (b) Delegation to Executive Officers. To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

     (c) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 3(b) to the extent that the Board's powers or authority under the Plan have been delegated to such Committee or executive officer.

4.   Stock Available for Awards

     (a) Number of Shares. Subject to adjustment under Section 7, Awards may be made under the Plan for up to 1,200,000 shares of common stock, $.01 par value per share, of the Company (the "Common Stock"). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitation required under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) Per-Participant Limit. Subject to adjustment under Section 7, the maximum number of shares of Common Stock with respect to which an Award may be granted to any Participant under the Plan shall be 300,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code.

5.   Stock Options

     (a) General. The Board may grant options to purchase Common Stock (each, an "Option") and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option which is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a "Nonstatutory Stock Option."

     (b) Incentive Stock Options. An Option that the Board intends to be an "incentive stock option" as defined in Section 422 of the Code (an "Incentive Stock Option") shall only be granted to employees of the Company and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code.



                                      -C-2-

The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) which is intended to be an Incentive Stock Option is not an Incentive Stock Option.

     (c) Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement.

     (d) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement; provided, however, that no Option will be granted for a term in excess of 10 years.

     (e) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

     (f) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

          (1) in cash or by check, payable to the order of the Company;

          (2) except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price;

          (3) when the Common Stock is registered under the Exchange Act, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith ("Fair Market Value"), provided (i) such method of payment is then permitted under applicable law and (ii) such Common Stock was owned by the Participant at least six months prior to such delivery;

          (4) to the extent permitted by the Board, in its sole discretion by
     (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

          (5) by any combination of the above permitted forms of payment.



                                      -C-3-

6.   Restricted Stock

     (a) Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a "Restricted Stock Award").

     (b) Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant's death (the "Designated Beneficiary"). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant's estate.

7.   Adjustments for Changes in Common Stock and Certain Other Events

     (a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a normal cash dividend, (i) the number and class of securities available under this Plan,
(ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the repurchase price per share subject to each outstanding Restricted Stock Award, and (v) the terms of each other outstanding Award shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 7(a) applies and Section 7(c) also applies to any event, Section 7(c) shall be applicable to such event, and this Section 7(a) shall not be applicable.

     (b) Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall upon written notice to the Participants provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or



                                      -C-4-
dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award or other Award granted under the Plan at the time of the grant of such Award.

     (c) Acquisition Events

          (1) Definition. An "Acquisition Event" shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which the Common Stock is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of shares of the Company for cash, securities or other property pursuant to a statutory share exchange transaction.

          (2) Consequences of an Acquisition Event on Options. Upon the occurrence of an Acquisition Event, or the execution by the Company of any agreement with respect to an Acquisition Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Acquisition Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Acquisition Event, the consideration (whether cash, securities or other property) received as a result of the Acquisition Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Acquisition Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Acquisition Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Acquisition Event.

          Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Acquisition Event and will terminate immediately prior to the consummation of such Acquisition Event, except to the extent exercised by the Participants before the consummation of such Acquisition Event; provided, however, that in the event of an Acquisition Event under the terms of which holders of Common Stock will receive upon


                                      -C-5-
     consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Acquisition Event (the "Acquisition Price"), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Acquisition Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options.

          (3) Consequences of an Acquisition Event on Restricted Stock Awards. Upon the occurrence of an Acquisition Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

8.   General Provisions Applicable to Awards

     (a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

     (b) Documentation. Each Award shall be evidenced by a written instrument in such form as the Board shall determine. Such written instrument may be in the form of an agreement signed by the Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

     (c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

     (d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant's legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

     (e) Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, Participants may, to the extent then permitted under applicable law, satisfy


                                      -C-6-
such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value. The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

     (f) Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

     (g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company's counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

     (h) Acceleration. The Board may at any time provide that any Options shall become immediately exercisable in full or in part, that any Restricted Stock Awards shall be free of restrictions in full or in part or that any other Awards may become exercisable in full or in part or free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

9.   Miscellaneous

     (a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted



                                      -C-7-
as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

     (c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant designated by the Board as subject to Section 162(m) of the Code by the Board shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company's stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m)). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company's stockholders, but Awards previously granted may extend beyond that date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by
Section 162(m) of the Code, no Award granted to a Participant designated as subject to Section 162(m) by the Board after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award (to the extent that such amendment to the Plan was required to grant such Award to a particular Participant), unless and until such amendment shall have been approved by the Company's stockholders as required by Section 162(m) (including the vote required under Section 162(m)).

     (e) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                                      -C-8-